Exhibit 99.1

          Muzak Holdings LLC Announces Fourth Quarter Results

    FORT MILL, S.C.--(BUSINESS WIRE)--April 4, 2006--Muzak Holdings LLC ("Muzak" or the "Company"), the leading provider of business music services in the United States, today announced financial results for the quarter and year ended December 31, 2005.
    Music and other business services revenue for the quarter ended December 31, 2005 was $47.1 million, a 0.3% increase, compared to $46.9 million for the quarter ended December 31, 2004. Equipment sales and related services revenue declined to $15.7 million in the quarter ended December 31, 2005 as compared to $16.7 million in 2004. As a result, total revenue for the quarter ended December 31, 2005 was $62.8 million, a 1.3% decrease, compared to $63.6 million for the quarter ended December 31, 2004.
    The Company evaluates its operating performance using several measures, two of them being EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) and EBITDA as defined in our indentures, of which the primary difference is the exclusion of non-cash items. Since EBITDA as defined in the indentures is used to determine our ability to incur additional indebtedness, the Company believes it provides useful information to our investors. EBITDA was $16.3 million for the quarter ended December 31, 2005, an increase of $6.7 million or 69.6% as compared to $9.6 million in the quarter ended December 31, 2004. EBITDA as defined in our indentures, which excludes non-cash items, was $16.8 million, an increase of $0.8 million or 5.1% as compared to $16.0 million in the 2004 period. The non-cash items excluded were comprised of the write-off of capitalized installation labor upon client contract terminations of $0.5 million and $0.2 million in the quarters ended December 31, 2005 and 2004, respectively, and a $6.0 million impairment charge for deferred production cost in the quarter ended December 31, 2004.
    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. Net loss for the quarter ended December 31, 2005 was $9.5 million as compared to $16.1 million in the prior year. See attached reconciliation from net loss to EBITDA and to EBITDA as defined by the indentures.
    For the twelve months ended December 31, 2005, the Company had music and other business services revenue of $188.2 million, total revenue of $246.9 million, and EBITDA of $54.8 million, representing increases (decreases) of 2.1%, 0.4%, and (5.4%), respectively, versus the comparable 2004 period. EBITDA as defined in our indentures was $59.5 million for the twelve months ended December 31, 2005, a decrease of $5.9 million or 9.0% as compared to $65.4 million in the 2004 comparable period. In addition to the items noted above in the quarter ended December 31, 2005, EBITDA and EBITDA as defined in our indentures include a $1.0 million settlement charge relating to the DMX lawsuit and associated legal expenses of $0.6 million in the twelve months ended December 31, 2005.
    The Company generated a net cash increase of $0.4 million for the three months ended December 31, 2005 versus a net borrowing of $4.0 million for the three months ended December 31, 2004. This $4.4 million cash flow improvement in the fourth quarter, on a year-over-year basis, is primarily attributable to lower capital investments and the implementation of a standardized pricing initiative, which were both key components of our revised business plan implemented on June 24, 2005. The capital investments made in new subscriber locations were $9.7 million for the quarter ended December 31, 2005. The quarterly average investment in the second half of 2005 was $9.2 million, which represents a 20% reduction to the quarterly average investment for the first half of 2005. Reductions in both accounts receivable and inventory balances also contributed to this cash flow improvement.
    Muzak Holdings LLC will have a conference call on April 4, 2006 at 12:00 p.m. (Eastern Standard Time) to discuss fourth quarter results. The call in number is 1-800-756-4697 and the access code is 8563. A replay of the call will be available for one week beginning at 1:00 p.m. on April 5, 2006. The replay number is 1-800-756-3819 and the access code is 205057.
    Muzak, the leading audio imaging company, enhances brands and creates experiences with AUDIO ARCHITECTURE(TM) and MUZAK VOICE(TM). More than 100 million people hear Muzak programs each day. We deliver music, messaging, and sound system design through more than 200 sales and service locations.
    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "anticipate", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, our history of net losses, our lack of readily available funds to borrow, our dependence on satellite delivery of our products, our dependence on third parties to license music rights, possible disruption poised by new business strategies and initiatives, the impact of natural disasters on our client locations and our support facilities, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, our dependence on the contributions of key personal, the ability to control or impact client cancellations, potential conflicts poised by the significant ownership stake of our controlling equity holder, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.




                          Muzak Holdings LLC
                         Financial Highlights
                         --------------------
                  (unaudited, dollars in thousands)



                             Quarter Ended

                        12/31/2005   12/31/2004  % Change   9/30/2005
                        -----------  ----------- ---------  ----------
Selected Operations Data

  Revenues
    Music and Other
     Business Services $    47,093  $    46,929       0.3% $   47,363
    Equipment Sales
     and Related
     Services               15,707       16,673      -5.8%     14,974
                        -----------  ----------- ---------  ----------
        Total Revenues      62,800       63,602      -1.3%     62,337
                        -----------  ----------- ---------  ----------

  Cost of Revenues
    Music and Other
     Business Services      10,929        8,311      31.5%     10,552
    Equipment Sales
     and Related
     Services               15,090       16,086      -6.2%     14,654
                        -----------  ----------- ---------  ----------
        Total Cost of
         Revenues           26,019       24,397       6.6%     25,206
                        -----------  ----------- ---------  ----------

  Selling, General and Administrative
    Amortization of
     Commissions             4,246        4,328      -1.9%      4,364
    Other Selling,
     General and
     Administrative (1)     16,330       18,600     -12.2%     17,836
                        -----------  ----------- ---------  ----------
        Total Selling,
         General and
         Administrative     20,576       22,928     -10.3%     22,200
                        -----------  ----------- ---------  ----------

  Restructuring
   Charges (2)                   -          145         -         373
  Other (income)
   expense                     (57)        (217)    -73.7%       (179)
  Impairment of
   deferred production
   costs                         -        6,578      -100%          -
  Loss on early
   extinguishment of
   debt                          -          183         -           -
                        -----------  ----------- ---------  ----------

   EBITDA (3)          $    16,262  $     9,588      69.6% $   14,737
                        ===========  =========== =========  ==========
     EBITDA Margin            25.9%        15.1%                 23.6%


Other financial data

  EBITDA per the
   indentures          $    16,796  $    15,976            $   15,478
  Muzak LLC Interest
   Expense                  11,634       10,413                11,475
  Muzak Holdings LLC
   Interest Expense         12,449       11,227                12,288
  Muzak LLC Net Debt          6.34x        6.38x                 6.90x
   to  EBITDA (4)
  Muzak Holdings LLC          6.70x        6.76x                 7.29x
   Net Debt to EBITDA
   (4)

Balance sheet data (end of period)

  Cash Balance (5)     $    17,716  $         -            $   17,297
  Revolving Loan                 -       34,000                     -
  Muzak LLC Total Debt
   (6)                     441,851      408,064               442,556
  Muzak Holdings LLC
   Total Debt (6)          466,096      432,309               466,801


                          Muzak Holdings LLC
                         Financial Highlights
                   ---------------------------------
                   (unaudited, dollars in thousands)



                                     Twelve months ended

                                   12/31/2005   12/31/2004   % Change
                                   -----------  -----------  ---------
Selected Operations Data

  Revenues
    Music and Other Business
     Services                     $   188,235  $   184,397        2.1%
    Equipment Sales and Related
     Services                          58,690       61,465       -4.5%
                                   -----------  -----------  ---------
                  Total Revenues      246,925      245,862        0.4%
                                   -----------  -----------  ---------

  Cost of Revenues
    Music and Other Business
     Services                          41,948       34,858       20.3%
    Equipment Sales and Related
     Services                          56,769       56,935       -0.3%
                                   -----------  -----------  ---------
                  Total Cost of
                   Revenues            98,717       91,793        7.5%
                                   -----------  -----------  ---------

  Selling, General and Administrative
    Amortization of Commissions        17,585       15,776       11.5%
    Other Selling, General and
     Administrative (1)                71,732       70,456        1.8%
                                   -----------  -----------  ---------
                  Total Selling,
                   General and
                   Administrative      89,317       86,232        3.6%
                                   -----------  -----------  ---------

  Restructuring Charges (2)             1,717        1,776       -3.3%
  Other (income)                         (346)        (257)      34.6%
  Impairment of deferred
   production costs                         -        6,578          -
  Loss on early extinguishment of
   debt                                 2,735        1,846       48.2%
                                   -----------  -----------  ---------

   EBITDA (3)                     $    54,785  $    57,894       -5.4%
                                   ===========  ===========  =========
     EBITDA Margin                       22.2%        23.5%

  EBITDA per the indentures       $    59,524  $    65,387


(1) Selling, general, and administrative expenses include $0.5 million and $1.7 million capitalized labor impairment charges for the quarter and twelve months ended December 31, 2005, respectively and include $0.2 million and $1.4 million capitalized labor impairment charges for the quarter and twelve months ended
    December 31, 2004, respectively.

    Selling, general, and administrative expenses include $0.2 million and $0.6 million charge for hurricane Katrina for the quarter and twelve months ended December 31, 2005. The charge includes a $0.3 million reserve estimate for capital investments lost or damaged at subscriber locations and a $0.3 million AR reserve for accounts impacted by hurricane Katrina.

    Selling, general, and administrative expenses include $1.7 million impairment charges on notes receivable for the twelve months ended December 31, 2005.

    Selling, general, and administrative expenses for the twelve months ended December 31, 2005 include a $1.0 million charge for the settlement with DMX Music, Inc and associated legal expenses of $0.6 million.

(2) Restructuring charges include $0.9 million of severance relating to implementation of the revised business plan on June 24, 2005 and $0.8 million impairment of lease obligations due to excess capacity in certain field locations for the twelve months ended December 31, 2005. Restructuring charges include $1.8 million relating to the centralization project for the twelve months ended December 31, 2004.

(3) Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates performance using several measures, one of them being EBITDA as defined by our Senior Discount Notes, Senior Subordinated Notes, and Senior Notes indentures (the "Notes").
    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA provides useful information because EBITDA as defined by our Notes indentures is used to determine our ability to incur additional indebtedness. The following tables provides a reconciliation from net income to EBITDA and to EBITDA as defined in the Notes.


                                              Three months ended
                                          Q4 2005   Q4 2004   Q3 2005
                                         --------- --------- ---------
      Net Loss                            $(9,548) $(16,111) $(11,287)
      Interest expense                     12,449    11,227    12,288
      Taxes                                  (114)      (38)      (27)
      Depreciation and amortization        13,475    14,510    13,763
                                         --------- --------- ---------
      EBITDA                               16,262     9,588    14,737
                                         --------- --------- ---------
      Non-cash items                          534     6,388       741
                                         --------- --------- ---------
      EBITDA pursuant to the Notes        $16,796   $15,976   $15,478
                                         ========= ========= =========

                                         Twelve months ended
                                          Q4 2005   Q4 2004
                                         --------- ---------
      Net Loss                           $(48,557) $(46,129)
      Interest expense                     48,273    44,148
      Taxes                                  (209)     (168)
      Depreciation and amortization        55,278    60,043
                                         --------- ---------
      EBITDA                               54,785    57,894
                                         --------- ---------
      Non-cash items                        4,739     7,493
                                         --------- ---------
      EBITDA pursuant to the Notes        $59,524   $65,387
                                         ========= =========

(4) Reflects Total Debt described in (6) below less unrestricted cash divided by EBITDA per the Notes on a Last Quarter Annualized
    Basis.

(5) December 31, 2005 cash balance includes restricted cash of $1.7 million, which was used to cash collateralize letters of credit

(6) Total Debt excludes $1.9 million of debt of a subsidiary that is non-recourse to the Company.




    CONTACT: Muzak Holdings LLC
             Chris Boulware, 803-396-3000